                                                                     EXHIBIT 2.8


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                               PURCHASE AGREEMENT

                                     AMONG

                        PENTASTAR COMMUNICATIONS, INC.,

                              OC MERGERCO 4, INC.,

                          VSI NETWORK SOLUTIONS, INC.

                                      AND

                                THE SHAREHOLDER

                                       OF

                          VSI NETWORK SOLUTIONS, INC.

                            AS OF FEBRUARY 18, 2000





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                               TABLE OF CONTENTS



                                                                                                                        Page
                                                                                                                        ----
1.   Definitions...........................................................................................................1

2.   Purchase and Sale.....................................................................................................1
     2.1.     Basic Transaction............................................................................................1
     2.2.     Assumption of Certain Liabilities............................................................................1
     2.3.     Purchase Price; Payment......................................................................................2
     2.4.     Sales Taxes, Etc.............................................................................................4
     2.5.     The Closing..................................................................................................4
     2.6.     Deliveries at the Closing....................................................................................4

3.   Representations and Warranties........................................................................................4
     3.1.     Representations and Warranties of the Company and the Shareholder............................................4
     3.2.     Representations and Warranties of PentaStar.................................................................16
     3.3.     Survival of Representations.................................................................................17
     3.4.     Representations as to Knowledge.............................................................................17

4.   Pre-Closing Covenants................................................................................................18
     4.1.     General.....................................................................................................18
     4.2.     Operation and Preservation of Business......................................................................18
     4.3.     Full Access.................................................................................................18
     4.4.     Notice of Developments......................................................................................18
     4.5.     Exclusivity.................................................................................................18
     4.6.     Announcements; Securities Law Restrictions..................................................................18
     4.7.     Bulk Sales Laws.............................................................................................19
     4.8      Shareholders' Meeting.......................................................................................19
     4.9      Specified Consents..........................................................................................19
     4.10     Termination Expenses........................................................................................20

5.   Post-Closing Covenants...............................................................................................20
     5.1.     Further Assurances..........................................................................................20
     5.2.     Transition..................................................................................................20
     5.3.     Cooperation.................................................................................................20
     5.4.     Confidentiality.............................................................................................20
     5.5.     Financial Statements........................................................................................20
     5.6.     Satisfaction of Liabilities.................................................................................21
     5.7.     Repurchase of Unpaid Receivables............................................................................21
     5.8.     Transfer Restrictions.......................................................................................22

6.   Conditions to Closing................................................................................................23
     6.1.     Conditions to Obligation of PentaStar.......................................................................23
     6.2.     Conditions to Obligation of the Company and the Shareholder.................................................24




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

7.   Remedies for Breaches of This Agreement..............................................................................25
     7.1.     Indemnification Provisions for Benefit of PentaStar.........................................................25
     7.2.     Indemnification Provisions for Benefit of the Company and the Shareholder...................................27
     7.3.     Matters Involving Third Parties.............................................................................28
     7.4.     Right of Offset.............................................................................................29
     7.5.     Other Remedies..............................................................................................29

8.   Termination..........................................................................................................29
     8.1.     Termination of Agreement....................................................................................29
     8.2.     Effect of Termination.......................................................................................29
     8.3.     Confidentiality.............................................................................................29

9.   Miscellaneous........................................................................................................29
     9.1.     No Third-Party Beneficiaries................................................................................29
     9.2.     Entire Agreement............................................................................................29
     9.3.     Succession and Assignment...................................................................................29
     9.4.     Counterparts................................................................................................30
     9.5.     Headings....................................................................................................30
     9.6.     Notices.....................................................................................................30
     9.7.     Governing Law...............................................................................................30
     9.8.     Amendments and Waivers......................................................................................30
     9.9.     Severability................................................................................................31
     9.10.    Expenses....................................................................................................31
     9.11.    Arbitration.................................................................................................31
     9.13.    Incorporation of Exhibits...................................................................................32
     9.14.    Shareholder's Agent.........................................................................................32





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
     Exhibits:

     Exhibit 1.1(a)                          Exhibit 3.1(h)(i)
     Exhibit 1.1(b)                          Exhibit 3.1(h)(ii)
     [Exhibit 1.1(c) is intentionally        Exhibit 3.1(i)(i)
       omitted.]                             Exhibit 3.1(i)(ii)
     Exhibit 1.1(d)(i)                       Exhibit 3.1(k)
     Exhibit 1.1.(d)(ii)                     Exhibit 3.1(l)(i)
     Exhibit 1.1(e)                          Exhibit 3.1(l)(ii)
     Exhibit 1.1(f)                          Exhibit 3.1(m)
     Exhibit 1.1(g)                          Exhibit 3.1(n)(ii)
     Exhibit 1.1(h)                          Exhibit 3.1(o)(i)
     Exhibit 1.1(i)                          Exhibit 3.1(o)(ii)
     Exhibit 1.1(j)                          Exhibit 3.1(o)(iii)
     Exhibit 2.3(b)(i)                       Exhibit 3.1(r)
     Exhibit 2.3(b)(iii)                     Exhibit 3.1(s)
     Exhibit 3.1(b)(ii)                      Exhibit 3.1(t)
     Exhibit 3.1(c)                          Exhibit 3.1(u)(ii)
     Exhibit 3.1(d)(i)(A)                    Exhibit 3.2(a)(ii)
     Exhibit 3.1(d)(i)(B)                    Exhibit 3.2(b)(i)
     Exhibit 3.1(d)(ii)(A)                   Exhibit 4.9(a)
     Exhibit 3.1(d)(ii)(B)                   Exhibit 4.9(b)
     Exhibit 3.1(e)(i)                       Exhibit 6.1(h)
     Exhibit 3.1(e)(ii)(F)                   Exhibit 6.2(c)
     Exhibit 3.1(e)(iii)



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     This Purchase Agreement is entered into as of February 18, 2000 among
PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), OC Mergerco 4, Inc., a Delaware corporation (the "Acquiror"), VSI Network Solutions, Inc., a Delaware corporation (the "Company"), and the Person identified as the Shareholder on the signature page hereto (the "Shareholder").

                                    Recitals

     A. The Shareholder presently owns approximately 67%, and upon the Closing will own all, of the issued and outstanding capital stock of the Company.

     B. The Acquiror is a newly-formed, wholly-owned subsidiary of PentaStar. The Acquiror desires to acquire from the Company, and the Company desires to sell to the Acquiror, substantially all of the Company's assets as provided in this Agreement.

     C. PentaStar, the Acquiror, the Company and the Shareholder desire to make certain representations, warranties and agreements in connection with such transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

     NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

2.   Purchase and Sale.

     2.1. Basic Transaction.

         (a) Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to purchase from the Company, and the Company agrees to sell to the Acquiror, all the Acquired Assets free and clear of any Tax or Encumbrance (other than the Permitted Encumbrances in the event that, subject to Section 4.10, the Acquiror has not paid off the debt to RFC Capital Corporation as of the Closing), for the consideration specified in Section 2.3. The Acquiror will have no obligation under this Agreement to purchase less than all of the Acquired Assets.

         (b) The following documents have been executed and delivered by the parties thereto concurrently with the execution of this Agreement: (i) the Assignment and Assumption Agreement; (ii) the Bill of Sale; (iii) the Employment Agreement; (iv) the Escrow Agreement; (v) the Noncompetition Agreement; (vi) the Rowley Payment Agreement; (vii) the Voting Agreement; and (viii) the documents specified in Sections 6.1(f)(ii) (other than with respect to the Required Vote) and 6.1(o).

     2.2. Assumption of Certain Liabilities. Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to assume and become responsible at the Closing for all of the Assumed Liabilities. The Acquiror will not assume or have any responsibility with respect to any other Liability not expressly included within the definition of Assumed Liabilities.

     2.3. Purchase Price; Payment.

         (a) The consideration payable by the Acquiror to the Company for the Acquired Assets will consist of (i) cash in an amount of $2,100,000; (ii) such number of PentaStar Shares (rounded to the nearest whole share) as have an aggregate Fair Market Value as of the date of this Agreement of $950,000 (such number of shares being referred to as the "Closing Shares"); (iii) the assumption of the Assumed Liabilities; and (iv) the Earn-Out Amount payable pursuant to Section 2.3(b) (collectively the "Purchase Price"). At the Closing, the Acquiror will (i) pay to the Company by wire transfer to an account designated by the Company $1,600,000 of the cash portion of the Purchase Price,
(ii) deposit the remaining $500,000 of the cash portion of the Purchase Price (such $500,000 is referred to as the "Accounts Receivable Escrow Fund") and the stock certificates representing the Closing Shares into the Escrow Account with the Escrow Agent (which Closing Shares shall be issued by PentaStar in the name of the Company and contributed by PentaStar to the Acquiror immediately prior to the Closing) and (iii) assume the Assumed Liabilities. The Accounts Receivable Escrow Fund, the Closing Shares and the other property held in the Escrow Account shall be held and disbursed according to this Agreement and the Escrow Agreement.

         (b) In addition to the cash portion of the Purchase Price and the Closing Shares payable and issuable at the Closing pursuant to Section 2.3(a), the Company shall be entitled to receive the Earn-Out Amount determined and payable as provided in this Section 2.3(b).

             (i) PentaStar agrees that, during the Earn-Out Period, the Acquiror will conduct the operations represented by the Acquired Assets in the ETI Region as a separate subsidiary of PentaStar with no other operations. PentaStar agrees that, during the Earn-Out Period, it will not allocate any corporate expense or otherwise cause the ETI Region to incur any corporate or other expense not specifically related to the business of the ETI Region.

             (ii) As soon as reasonably practicable after the end of the Earn-Out Period, and in any event by March 31, 2001, PentaStar will cause the independent auditors who audit its financial statements for the year 2000 to prepare an audited income statement of the Acquiror for the Earn-Out Period and a written calculation of the Earn-Out Amount (collectively, the "Earn-Out Financial Statements"). PentaStar will promptly provide a copy of the Earn-Out Financial Statements to the Company. Within 20 days after receipt of the Earn-Out Financial Statements, each of PentaStar and the Company will, in a written notice to the other, either accept the Earn-Out Financial Statements or object to them by describing in reasonably specific detail any proposed adjustments to the Earn-Out Financial Statements and the estimated amounts of and reasons for such proposed adjustments. The failure by PentaStar or the Company to object to the Earn-Out Financial Statements within such 20-day period will be deemed to be an acceptance by such Person of the Earn-Out Financial Statements. If any adjustments to the Earn-Out Financial Statements are proposed by PentaStar or the Company within such 20-day period, the dispute shall be resolved as provided in Section 2.3(b)(v). The reasonable fees and expenses of the independent auditors for the preparation of the Earn-Out Financial Statements, other than those associated with the normal year-end audit of PentaStar or the Acquiror, shall be paid 50% by PentaStar and 50% by the Company.

             (iii) Within 10 Business Days after the later of the acceptance of the Earn-Out Financial Statements by PentaStar and the Company or the resolution of any disputes under Section 2.3(b)(v), as the case may be, the Acquiror shall pay the Earn-Out Amount, if any, to the Company. The Earn-Out Amount shall be paid, in PentaStar's sole discretion, in cash or PentaStar Common Stock, or any combination thereof. If any portion of the Earn-Out Amount is paid in PentaStar Common Stock, the number of shares

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of PentaStar Common Stock to be issued (which shall be rounded to the nearest whole share) will be determined by dividing (A) the Earn-Out Amount that is being paid in PentaStar Common Stock by (B) a per share value of PentaStar Common Stock that is equal to 90% of the Fair Market Value as of the date such Earn-Out Amount is paid, and such shares shall be issued by PentaStar in the name of the Company or Brian S. Rowley, as the case may be, in the amounts determined as set forth below, and contributed by PentaStar to the Acquiror immediately prior to the delivery of such shares by the Acquiror. If any shares of PentaStar Common Stock are issued in the name of the Company pursuant to this
Section 2.3(b)(iii), the Acquiror shall deposit the stock certificates representing such shares into the Escrow Account with the Escrow Agent. If the Earn-Out Amount becomes payable by the Acquiror, the Company shall pay to Mr. Rowley (however delivery may be delayed if such shares are in escrow) the amount determined pursuant to Exhibit 2.3(b)(iii) (and if the Earn-Out Amount is comprised of a combination of cash and PentaStar Common Stock, then Mr. Rowley shall receive cash and PentaStar Common Stock from the Company in the same proportions as the cash and PentaStar Common Stock comprising the Earn-Out Amount (the shares of PentaStar Common Stock, if any, issued in the name of Mr. Rowley are referred to as the "Rowley Shares")). The cash portion of the Earn-Out Amount shall be paid by wire transfer to an account designated by the Company.

             (iv) In the event that PentaStar sells the operations conducted by the Acquiror prior to the end of the Earn-Out Period, PentaStar shall require the purchaser to continue to account for such operations separately and agree to assume the obligation of the Acquiror to pay the Earn-Out Amount as provided in this Section 2.3(b), including the obligation to comply with the provisions of
Section 2.3(b)(i).

             (v) If any adjustments to the Earn-Out Financial Statements are proposed by PentaStar or the Company pursuant to Section 2.3(b)(ii), PentaStar and the Company will negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments then PentaStar and the Company will retain the Boston, Massachusetts office of (or office most geographically proximate to Boston, Massachusetts) BDO Seidman LLC to resolve such dispute, which resolution will be final and binding. The fees and expenses of BDO Seidman LLC will be paid 50% by PentaStar and 50% by the Company, and BDO Seidman LLC will be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes will be resolved in accordance with this Agreement (including the definitions of "Earn-Out Amount," "Earn-Out Period," "Earn-Out Period EBITA" and "EBITA" set forth in this Agreement), by choosing the position of Arthur Andersen L.L.P. or the objecting party under Section 2.3(b)(ii), without change, within 30 days of the expiration of the 20-day period described in Section 2.3(b)(ii).

         (c) The allocation of the total consideration for the Acquired Assets for Tax reporting purposes shall be as follows: (i) to cash and cash equivalents, the amount thereof; (ii) to Closing Accounts Receivable, the amount determined by the Acquiror from the Company's, records, adjusted by the Acquiror to conform to GAAP; (iii) to inventory, the amount determined by the Acquiror from the Company's records, adjusted by the Acquiror to conform to GAAP; (iv) to leasehold improvements, the greater of fair market value (determined by the Acquiror from its historical experience, or in the Acquiror's sole discretion, by independent appraisal) or the current book value thereof as reflected in the Company's records, adjusted by the Acquiror to conform to GAAP; and (v) the entire remaining balance of the consideration shall be allocated to the goodwill of the Company's business or, at the Acquiror's sole discretion, to the other intangible assets which are included in the Acquired Assets. The parties acknowledge that such allocations for Tax reporting purposes were determined pursuant to arm's length bargaining regarding the fair market values of the Acquired Assets in accordance with the provisions of Code Section 1060. The parties agree to be bound by these allocations for all federal, state and local Tax reporting purposes, including for purposes

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



of determining any income, gain, loss, depreciation or other deductions in respect of such assets. The parties further agree to prepare and file all Tax Returns (including Form 8594 under the Code) in a manner consistent with such allocations.

     2.4. Sales Taxes, Etc. The Company will pay all sales, use, transfer, licensing and other Taxes, fees and charges payable in respect of or as a result of the sale and transfer of the Acquired Assets to the Acquiror pursuant to this Agreement.

     2.5. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sherman & Howard L.L.C. at 10:00 a.m. Denver, Colorado time on the date on which the Required Vote is obtained. The date upon which the Closing occurs is the "Closing Date." All transactions contemplated by this Agreement will be effective at 12:01 a.m. Eastern Standard Time on such date between January 1, 2000 and May 1, 2000 as the Acquiror shall determine (such effective time being the "Effective Date").

     2.6. Deliveries at the Closing. At the Closing, (a) the Company will deliver to PentaStar the various certificates, instruments and documents, and take the actions, referred to in Section 6.1 and (b) PentaStar will deliver to the Company the various certificates, instruments and documents, and take the actions, referred to in Section 6.2.

3.   Representations and Warranties.

     3.1. Representations and Warranties of the Company and the Shareholder. The Company and the Shareholder jointly and severally represent and warrant to PentaStar and the Acquiror that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Date and as of the date of the Closing (as though made then and as though the Effective Date and the date of the Closing were then substituted for the date of this Agreement throughout this Section 3.1). For purposes of this Section 3.1, (a) with respect to the representations given as of the date of this Agreement, the VSN/UST Acquisition shall be deemed not to have occurred as of the date of this Agreement and (b) the Company and the Shareholder are not making any representations or warranties with respect to UST, VNS or the UST/VNS Assets or business as of any date after the date of this Agreement, as the UST/VNS Assets will be owned by the Acquiror after the date of this Agreement.

         (a) Organization, Good Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified and authorized to do business as a foreign corporation and is in good standing in Rhode Island, Massachusetts, New York and New Jersey, which are the only jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.



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



         (b) Ownership and Capitalization.

             (i) The authorized capital stock of the Company consists of 1,000,000 shares of common stock, $.01 par value. The Shareholder owns, beneficially and of record, free and clear of any Encumbrance or Tax, 1,000,000 shares of the common stock, $.01 par value, of the Company (the "Company Shares"), and the Company Shares constitute all of the issued and outstanding capital stock of the Company.

             (ii) Except as set forth on Exhibit 3.1(b)(ii), the Company has no Subsidiaries and no capital stock, securities convertible into capital stock, or any other equity interest in any other corporation, partnership, limited partnership, limited liability company, association, joint venture or other Person. Each of the entities listed on Exhibit 3.1(b)(ii) is wholly-owned, directly or indirectly, by the Company, is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, as set forth on Exhibit 3.1(b)(ii), and is qualified to do business as a foreign corporation and is in good standing in the states set forth on Exhibit 3.1(b)(ii), which are the only jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. No Person has any right to acquire any interest in any Subsidiary and there are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. Each such Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (c) Authority; No Violation. This Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the board of directors and shareholders of the Company, and this Agreement and the Other Seller Agreements to which the Company is a party have been duly executed and delivered by the Company. The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Other Seller Agreements to which the Company is a party, each Person (other than PentaStar or the Acquiror) who is a party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which such Person is a party, and this Agreement constitutes, and the Other Seller Agreements will when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, the Company and each such Person who is a party thereto. The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which the Company or any Person (other than PentaStar or the Acquiror) who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company or of any such Person, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company or of any such Person pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company or any such Person is a party or by which the Company or any such Person or any of their respective assets and properties is bound or subject. Except for the Required Vote, the consents listed on Exhibit 4.9(a) and the Specified Consents, neither the Company, nor any Person (excluding PentaStar or the Acquiror) need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements. Except for the Required Vote, no approval of the shareholders of VSI Enterprises, Inc. is required for the execution, delivery or performance by the Company or VSI Enterprises, Inc.

of this Agreement or any Other Seller Agreement.

         (d) Financial Statements

             (i) The unaudited balance sheets of each of the Company, UST and VNS as of December 31, 1998, the related statements of income for each of the Company, UST and VNS for the fiscal year then ended, the unaudited balance sheets of each of the Company, UST and VNS as of December 31, 1999 (the latter being referred to as the "Latest Balance Sheets"), and the related statements of income for each of the Company, UST and VNS for the twelve-month periods then ended (which December 31, 1999 financial statements are final and not subject to adjustment) have been prepared in accordance with GAAP on a consistent basis, are in accordance with the books and records of the Company, UST and VNS (which books and records are complete and correct in all material respects), and fairly present the respective financial position and results of operations of each of the Company, UST and VNS in all material respects as of such dates and for each of the periods indicated. As of the date of each such balance sheet, each of the Company, UST and VNS had no Liability other than those set forth on each such balance sheet. Copies of the financial statements described in the first sentence in this Section 3.1(d) are attached as Exhibit 3.1(d)(i)(A). Attached as Exhibit 3.1 (d)(i)(B) is a list of all employees of the Company, UST or VNS (broken down with respect to each of the three companies) whose employment with the Company, UST or VNS (A) has terminated since December 31, 1999 or (B) will be terminated in connection with the Closing. To the best knowledge of the Company and the Shareholder, the Financial Projections for the Year Ending 2000 have been prepared by the Company in good faith and in a manner consistent with the Company's normal budgeting process, with no intent to misrepresent the future financial performance of the business represented by the Acquired Assets, and reflects the Company's best estimate of the financial performance of such business in the year ending December 31, 2000.

             (ii) Attached as Exhibit 3.1(d)(ii)(A) are the combining balance sheets, and corresponding combining income statements, of each of the Company, UST and VNS as of December 31, 1999, restated to reflect the accounting methodology set forth on Exhibit 3.1(d)(ii)(B) in all material respects. The balance sheets and income statements attached as Exhibit 3.1(d)(ii)(A) accurately and completely restate the Latest Balance Sheets, and corresponding income statements, of each of the Company, UST and VNS to reflect the accounting methodology set forth on Exhibit 3.1(d)(ii)(B).

         (e) Absence of Certain Agreements, Changes or Events.

             (i) The Company is not, except as set forth on Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (A) pursuant to which the Company is obligated to furnish any services, product or equipment and (B) that has been prepaid with respect to any period after December 31, 1999.

             (ii) Since December 31, 1999, neither the Company, UST nor VNS has
(A) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business consistent with past practice; (B) delayed or postponed the payment of accounts payable or other Liabilities or accelerated the collection of any receivable beyond stated, normal terms; (C) sold or otherwise transferred any of its assets or properties, except for the sale of the UST/VNS Assets pursuant to the UST/VNS Acquisition Agreement; (D) canceled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $10,000 in the aggregate or accelerated the collection of any account or note receivable; (E) changed in any significant manner the way in which it conducts its business; (F) made or granted any individual or general wage or salary increase, or any additional benefits of any kind or nature, or entered into any employment agreements with salaried employees, officers or directors (except for the employment agreements identified on Exhibit 3.1(e)(ii)(F) entered into with UST or VNS employees as part of the operational integration of UST, VNS and the Company after and only after obtaining PentaStar's consent thereto); (G) except as otherwise expressly permitted by this Section 3.1(e)(ii), (1) entered into any contracts or agreements, or made any commitments, involving more than $10,000 individually or in the aggregate, except for contracts or agreements for capital expenditures not involving more than $25,000 individually or in the aggregate, or (2) accelerated, terminated, delayed, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $10,000 individually or in the aggregate; (H) suffered any material adverse fact or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (I) made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company, UST or VNS; or (J) agreed to incur, take, enter into, make or permit any of the matters described in clauses (A) through (I).

             (iii) Exhibit 3.1(e)(iii) lists, for each of the Company, UST and VNS, all orders booked, by month, during the seven-month period from July 1, 1999 through January 31, 2000, and the current status of each such order, as reported through databases of each company which do not reconcile to any of such companies' general ledgers.

         (f) Tax Matters.

             (i) Each of the Company, UST and VNS has filed, or has had filed on its behalf, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company, UST or VNS (whether or not shown on any Tax Return) have been paid. Neither the Company, UST nor VNS is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company, UST or VNS does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances (other than Encumbrances for Taxes not yet due and payable, which shall be paid by the Company) on any of the assets of the Company, UST or VNS that arose in connection with any failure (or alleged failure) to pay any Tax.

             (ii) Each of the Company, UST and VNS has withheld, or has had withheld on its behalf, and paid, or has had paid on its behalf, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

             (iii) To the best knowledge of the Company and the Shareholder, there is no basis for any authority to assess any additional Taxes with respect to the Company, UST or VNS for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company, UST or VNS. None of the Company, UST or VNS have any Liability for any unpaid Taxes.

             (iv) Neither the Company, UST nor VNS has waived, or had waived on its behalf, any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (v) Neither the Company, UST nor VNS has made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company, UST or VNS is a party to any Tax allocation or sharing agreement. None of the Company, UST or VNS has Liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

         (g) Assets and Properties.

             (i) Each of the Company, UST and VNS has good and marketable title to, or a valid leasehold interest or interest as a licensee in, the properties and assets used or held for use by it, located on its Premises, or shown on its Latest Balance Sheet or acquired after the date thereof. As of the Closing, all of the Acquired Assets will be owned by the Company, free and clear of all Encumbrances (other than the Permitted Encumbrances in the event that, subject to Section 4.10, the Acquiror has not paid off the debt to RFC Capital Corporation as of the Closing). Neither the Company, UST nor VNS has entered into any contract or made any commitment to sell all or any part of its assets, except to the extent that the Permitted Encumbrances could be deemed a contract or commitment to sell assets. The Company Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the business and operations of the Company, consistent with historical and current practices. The UST/VNS Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by UST or VNS in the conduct of their respective business and operations, consistent with historical and current practices. Each of the Company, UST and VNS owns or leases all equipment and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset material to the Company's, UST's or VNS's operations is in good operating condition and repair. There are no leases of real property between the Company, UST or VNS and any shareholder, officer or director or any relative or affiliate thereof. None of the current or former shareholders, nor any relative or affiliate thereof, of the Company, UST or VNS, owns any asset, tangible or intangible, which is used in the business of the Company, UST or VNS, as the case may be, other than assets which will be included in the Acquired Assets.

             (ii) The Premises constitute all of the real property, buildings and improvements used by the Company, UST or VNS, as the case may be, in its business. To the best knowledge of the Shareholder, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. None of the Company, UST or VNS has received notice of violation of any Legal Requirement or Permit relating to its operations or its owned or leased properties.

             (iii) No party to any lease with respect to any Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

         (h) Lists of Contracts and Other Matters. Attached as Exhibit 3.1(h)(i) is a correct and complete list setting forth the following items, to the extent such items relate to the Acquired Assets, the Assumed Liabilities or the business represented by the Acquired Assets:

         (i) the following contracts and other agreements in effect as of January 1, 2000 or the Closing to which the Company, UST or VNS is, or following the closing under the UST/VNS Acquisition Agreement to which the Acquiror will be, a party:

             (A) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per year;

             (B) any agreement involving a deposit in an amount greater than $5,000;

             (C) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, UST or VNS or their respective businesses or involve consideration in excess of $10,000;

             (D) any agreement concerning a partnership or joint venture;

             (E) any agreement (or group of related agreements) under which the Company, UST or VNS has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which any of them has granted any Encumbrances on any of its respective assets, tangible or intangible;

             (F) any agreement concerning confidentiality or noncompetition;

             (G) any agreement with any of its current or former shareholders or any relative or affiliate thereof;

             (H) any profit sharing, stock option, stock purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

             (I) any collective bargaining agreement;

             (J) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

             (K) any agreement under which the Company, UST or VNS has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

             (L) any agreement obligating the Company, UST or VNS to meet another party's unspecified requirements for goods or services or obligating any of them to purchase an unspecified amount of goods or services based on another party's ability to supply them;

             (M) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company, UST or VNS; or

             (N) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

             (ii) All material claims, deposits, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment of the Company, UST or VNS.

             (iii) All material franchises, approvals, Permits, licenses, Orders, registrations, certificates, variances and similar rights of the Company, UST or VNS (all of which are in full force and effect).

             (iv) Each item of Intellectual Property owned by the Company, UST or VNS or which is used by the Company, UST or VNS in its business and, in each case where the Company, UST or VNS is not the owner, the owner of the Intellectual Property.

             (v) The name of each bank or other financial institution or entity in which the Company, UST or VNS has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

     The Shareholder has delivered to PentaStar a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h)(i). With respect to each such agreement, (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (except for those franchises, approvals, Permits, Licenses, Orders, registrations, certificates or variances of the Company, UST or VNS set forth on
Exhibit 3.1(h)(ii) which have been granted, issued or given by Governmental Authorities and which are not, by their terms, transferable to the Acquiror);
(C) neither the Company, UST or VNS nor, to the best knowledge of the Shareholder, any other party is in breach or default, and, to the best knowledge of the Shareholder, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (i) Litigation; Compliance with Applicable Laws and Rights.

             (i) There is no outstanding Order against, nor, except as set forth on Exhibit 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Company and the Shareholder, threatened against, the Company, UST or VNS or their respective assets or business or relating to the transactions contemplated by this Agreement, nor is there any basis for any such action.

             (ii) To the best knowledge of the Company and the Shareholder, except as set forth on Exhibit 3.1(i)(ii), neither the Company, UST or VNS nor the Company's, UST's or VNS's assets are in violation of any applicable Legal Requirement or Right. None of the Company, UST or VNS has received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Company and the Shareholder, threatened against the Company, UST or VNS alleging any such violation.

         (j) Notes and Accounts Receivable. The notes and accounts receivable of the Company, UST and VNS reflected on its Latest Balance Sheet, and all notes and accounts receivable arising on or prior to the Closing, arose from bona fide transactions by the Company, UST and VNS in the ordinary course of business, are valid receivables with trade customers and have been recorded using the Company's historic revenue recognition policies.

         (k) Product Quality, Warranty and Liability. All services and products sold, leased, provided or delivered by the Company, UST or VNS to customers on or prior to January 1, 2000 or the Closing conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof except as provided for in services contracts entered into by the Company, UST or VNS with customers or other damages in connection therewith. No service or product sold, leased, provided or delivered by the Company, UST or VNS to customers on or prior to January 1, 2000 or the Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. None of the Company, UST or VNS has any Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company, UST or VNS on or prior to the Closing Date or the Closing. All product or service liability claims that have been asserted against the Company, UST or VNS since January 1, 1996, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on Exhibit 3.1(i)(i), are listed and summarized on Exhibit 3.1(k).

         (l) Insurance. Each of the Company, UST and VNS has policies of insurance (i) covering risk of loss on the Acquired Assets and the Company Acquired Assets (in the case of the Company) and the UST/VNS Assets (in the case of UST and VNS), (ii) covering products and services liability and liability for fire, property damage, personal injury and workers' compensation coverage and
(iii) for business interruption, all, to the best knowledge of the Company and the Shareholder, with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies will remain in full force and effect until the Closing. Neither the Company nor any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Company and the Shareholder, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and will be paid on such policies through the Closing. Each of the Company, UST and VNS has been covered during the three years prior to the date of this Agreement by the insurance policies set forth on Exhibit 3.1(l)(i). All claims made during such five-year period with respect to any insurance coverage of the Company, UST or VNS, other than those described on Exhibit 3.1(k), are set forth on Exhibit 3.1(l)(ii).

         (m) Pension and Employee Benefit Matters. Neither the Acquiror nor PentaStar will suffer any Liability or Adverse Consequence from the Company's, UST's or VNS's administration or termination of any of its Employee Benefit Plans or from any failure of any pre-Closing or post-Closing distribution of benefits to employees of the Company, UST or VNS to be made by the Company, UST or VNS in compliance with all applicable Legal Requirements. Neither the Acquiror nor PentaStar will have any obligation to employ any employee of the Company, UST or VNS or to continue any Employee Benefit Plan, and will have no Liability under any plan or arrangement maintained by the Company, UST or VNS for the benefit of any employee. The Company, UST or VNS, as the case may be, will remain liable for all costs of employee compensation, including benefits and Taxes relating to employment and employees attributable to periods up to January 1, 2000, whether reported by the Closing or thereafter, and all group health plan continuation coverage to which any employee, former employee or dependent is entitled because of a qualifying event (as defined in Section 4980B(f)(3) of the Code) occurring through the Closing or as a result of termination of employment with the Company, UST or VNS because of the transactions contemplated by this Agreement and any benefit or excise tax liability or penalty or other costs arising from any failure by the Company, UST or VNS to provide group health plan continuation coverage. Except as set forth on Exhibit 3.1(m), neither the Company, UST or VNS nor any Affiliated Group which includes the Company, UST or VNS (if any) maintains, administers or contributes to, has maintained, administered or contributed to, or has any Liability to contribute to, any Employee Benefit Plan. Exhibit 3.1(m) lists each Employee Benefit Plan that is, or at any time during the past three years was, maintained, administered, contributed to or required to be contributed to by the Company, UST or VNS or any Affiliated Group (if any) which includes or has included the Company, UST or VNS, and the date of termination of each such Employee Benefit Plan (if any) which has been terminated. None of the Company, UST or VNS has any Liability (and there is no basis for the assertion of any Liability) as a result of the Company's, UST's or VNS's or any such Affiliated Group's maintenance, administration or termination of, or contribution to, any Employee Benefit Plan. Neither the Company nor any member of any Affiliated Group (if any) which includes or has included the Company, UST or VNS has ever been required to contribute to any Multiemployer Plan (as defined in ERISA Section 3(37)) nor has incurred any Liability under Title IV of ERISA.

         (n) Employees and Labor.

               (i) None of the Company, UST or VNS has received any notice, nor, to the best knowledge of the Company and the Shareholder, is there any reason to believe that any Key Employee of the Company, UST or VNS or any group of employees of the Company, UST or VNS has made plans to terminate his, her or its employment with the Company, UST or VNS, as the case may be. To the best knowledge of the Company and the Shareholder, no Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such Key Employee from devoting his or her full business time to the affairs of the Company, UST or VNS, as the case may be, prior to the Closing and, if such person becomes an employee of the Acquiror or PentaStar, to the affairs of the Acquiror or PentaStar after the Closing. None of the Company, UST or VNS will be required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended, or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. None of the Company, UST or VNS has any labor relations problems or disputes, nor has any of the Company, UST or VNS experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. None of the Company, UST or VNS is a party to or bound by any collective bargaining agreement, there is no union or collective bargaining unit at the Company's, UST's or VNS's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company, UST or VNS.

               (ii) Exhibit 3.1(n)(ii) lists (A) the name of each salesperson (whether such salesperson was an employee or independent contractor) of the Company, UST or VNS, other than UST Telemarketers, who has left the employment of the Company, UST or VNS in the twelve-month period ending January 31, 2000,
(B) the date such salesperson left the employment of the Company, UST or VNS and
(C) the dollar amount of orders booked by the Company, UST or VNS during the twelve-month period prior to the date such salesperson left the employment of the Company, UST or VNS which were attributable to such salesperson or for which such salesperson was responsible, as reported through databases of each company which do not reconcile to any of such companies' general ledgers.

         (o) Customer and Service Provider Relationships. The customers listed on Exhibit 3.1(o)(i) (the "Large Customers"), individually or with their respective affiliates, accounted for the respective revenues of the Company, UST and VNS during the fiscal year ended December 31, 1998 or the fiscal year ended December 31, 1999, the revenues of the Company, UST or VNS set forth opposite such Large Customer's name on Exhibit 3.1(o)(i), as reported through databases of each company which did not reconcile to any of such companies' general ledgers. Exhibit 3.1(o)(ii) lists each Person who was a service provider to the customers of the Company, UST or VNS as of December 31, 1999 or as of the date of this Agreement (the "Principal Providers"). Each of the Company, UST and VNS has good commercial working relationships with its Large Customers (except as set forth on Exhibit 3.1(o)(iii)) and Principal Providers and since December 31, 1999 no Large Customer (except as set forth on Exhibit 3.1(o)(iii)) or Principal Provider has canceled or otherwise terminated its relationship with the Company, UST or VNS, as the case may be, materially decreased its services supplied to the Company, UST or VNS, as the case may be, or threatened to take any such action. The Company and the Shareholder have no basis to anticipate any problems with the Company's, UST's or VNS's customer or service provider relationships. To the best knowledge of the Company and the Shareholder (and the Company and the Shareholder have no obligation in making this representation to make inquiry of any Large Customer or Principal Provider as to such Large Customer's or Principal Provider's plans), no Large Customer (except as set forth on Exhibit 3.1(o)(iii)) or Principal Provider has any plans to terminate its relationship with the Company, UST or VNS and the execution and delivery of this Agreement and of the UST/VNS Acquisition Agreement and the consummation of the transactions contemplated hereby and thereby will not adversely affect the relationship of the Company, UST or VNS with any Large Customer or Principal Provider prior to the Closing (or in the case of the UST/VNS Acquisition Agreement, the closing thereunder)or of the Acquiror or PentaStar with any Large Customer or Principal Provider after the Closing (or in the case of the UST/VNS Acquisition Agreement, the closing thereunder).

         (p) Environmental Matters. Each of the Company, UST or VNS is conducting and at all times has conducted its business and operations, and has occupied, used and operated its Premises and all other real property and facilities presently or previously owned, occupied, used or operated by it, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's, UST's or VNS's business or activities. None of the Company, UST or VNS has any Liability under any Environmental Obligation, nor is there any basis for any such Liability.

         (q) Intellectual Property. The Company owns or has, or will upon the closing under the UST/VNS Acquisition Agreement own or have, the legal right to use each item of Intellectual Property required to be identified on Exhibit 3.1(h)(i), except for the software deficiency set forth on Exhibit 3.1(i)(ii). The continued operation of the business of the Company, UST or VNS as currently conducted will not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Company and the Shareholder, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company, UST or VNS or any Intellectual Property included in the Acquired Assets. Neither the Company, UST or VNS nor any owner of any Intellectual Property included in the Acquired Assets has granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Company's, UST's or VNS's business. No claims are pending or, to the knowledge of the Company and the Shareholder, threatened, that the Company, UST or VNS is infringing or otherwise adversely affecting the rights of any

Person with regard to any Intellectual Property. To the best knowledge of the Company and the Shareholder, all of the Intellectual Property that is owned by the Company, UST or VNS is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company, UST or VNS are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

         (r) Year 2000 Warranty. To the best knowledge of the Company and the Shareholder, the computer software owned by the Company, UST or VNS and all other Intellectual Property used or held for use by the Company, UST or VNS in its business accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Shareholder, the Company, UST or VNS have no control ("Third Party Products") with which such Company, UST or VNS software or other Intellectual Property was designated or intended to operate at the time such Company, UST or VNS software was (A) developed or (B) first provided to the Company's, UST's or VNS's customers, or tested by the Company, UST or VNS for such customers, whichever is later. Notwithstanding the foregoing, the Company, UST or VNS shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company, UST or VNS software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999; or (y) any modification of the Company, UST or VNS software by any party other than the Company, UST or VNS (unless such modification was made at the direction of the Company, UST or VNS). The personal computers used by UST in its telecenter business do not meet the representation set forth in clause (i) of the first sentence of this Section 3.1(r); provided, however, that such computers have been networked together to allow the Company to operate the telecenter business in a manner consistent with past practice without loss of material data.

         (s) Brokers' Fees. Except as set forth on Exhibit 3.1(s), neither the Company nor the Shareholder has, and will not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         (t) Guaranties. The Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

         (u) Investment Representations. (i) The Company is acquiring the shares of PentaStar Common Stock to be issued pursuant to this Agreement (the "PentaStar Shares") for the Company's own account and not on behalf of any other Person, except that the Rowley Shares, if issued, will be issued in the name of Brian S. Rowley pursuant to Section 2.3(b)(iii); the Company is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available; (ii) the Company has been furnished all information that the Company deems necessary to enable it to evaluate the merits and risks of an investment in PentaStar, including, without limitation, the information described on Exhibit 3.1(u)(ii); the Company has had a reasonable opportunity to ask questions of and receive answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the information described on Exhibit 3.1(u)(ii), and all such questions, if any, have been answered to the full satisfaction of the Company; (iii) no Person other than the Company and Brian S. Rowley pursuant to Section 2.3(b)(iii) has (A) any rights in and to the PentaStar Shares, which rights were obtained through or from the Company; or (B) any rights to acquire the PentaStar Shares, which rights were obtained through or from the Company; (iv) the Company has such knowledge and expertise in financial and business matters (including knowledge and expertise in the business and proposed business of PentaStar) that the Company is capable of evaluating the merits and risks involved in an investment in the PentaStar Shares; and the Company is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment;
(v) the Company has adequate means of providing for its current needs and has no need for liquidity in its investment in the PentaStar Shares; the Company has no reason to anticipate any material change in its financial condition for the foreseeable future; (vi) the Company is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that the Company will realize any gain from this investment, and that the Company could lose the total amount of its investment; (vii) the Company understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (viii) the Company is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, except for the issuance of the Rowley Shares in the name of Brian S. Rowley pursuant to Section 2.3(b)(iii), and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise; (ix) except as set forth herein, no representations or warranties have been made to the Company by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction the Company is not relying upon any information, other than from the results of independent investigation by the Company; and (x) the Company understands that the PentaStar Shares are being offered to the Company in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the applicability of such exemptions and the suitability of the Company to acquire the PentaStar Shares; and (xi) the Company is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     All the certificates representing PentaStar Shares shall bear the following legend, in addition to the legend required by Section 5.8:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE ISSUER RECEIVES AN OPINION OF COUNSEL TO THE ISSUER OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH

SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         (v) UST/VNS Acquisition Agreement. The representations and warranties of UST, VNS and/or View Tech set forth in the UST/VNS Acquisition Agreement are true and correct.

         (w) Disclosure. None of the documents or information provided to PentaStar by the Company, the Shareholder or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Section 3.1 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in
Section 3.1, contains any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Except as set forth in this Agreement and the Exhibits, including the financial statements, there is no other fact specific to the Company, UST or VNS which materially adversely affects the business, condition, affairs or operations of the Company, UST or VNS or any of their respective properties or assets.

         Nothing in the disclosure Exhibits referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure Exhibit identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

     3.2. Representations and Warranties of PentaStar. PentaStar represents and warrants to the Company and the Shareholder that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the date of the Closing (as though made then and as though the date of the Closing were substituted for the date of this Agreement throughout this Section 3.2).

         (a) Organization, Good Standing, Power, Etc. PentaStar and the Acquiror are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and are qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the nature of the respective businesses conducted by each of them or the respective properties owned, leased or operated by each of them make such qualification necessary. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. Each of PentaStar and the Acquiror have full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements to which it is a party, and this Agreement constitutes, and the Other PentaStar Agreements will when executed and delivered constitute, the legal, valid and binding obligations of PentaStar or the Acquiror, as the case may be, and shall be enforceable in accordance with their respective terms against PentaStar or the Acquiror, as the case may be.

         (b) Capitalization.

             (i) The authorized, issued and outstanding shares of the capital stock of PentaStar are as set forth on Exhibit 3.2(b)(i).

             (ii) At the time of issuance thereof and delivery, the PentaStar Shares to be delivered pursuant to this Agreement will be duly authorized and validly issued shares of PentaStar's Common Stock, and will be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement.

             (iii) All of the issued and outstanding capital stock of the Acquiror is owned by PentaStar.

         (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which PentaStar or the Acquiror is subject or any provision of the certificate of incorporation or bylaws of PentaStar or the Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar or of the Acquiror pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar or the Acquiror is a party or by which PentaStar or the Acquiror or any of their respective assets and properties is bound or subject. Except for notices and consents that will be given or obtained by PentaStar prior to the Closing, neither PentaStar nor the Acquiror need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

     3.3. Survival of Representations. The representations and warranties contained in Sections 3.1 and 3.2 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for two years, except that the Liabilities of the Company and the Shareholder with respect to the representations and warranties set forth in Sections 3.1(f), 3.1(m), 3.1(p) and 3.1(q) shall survive until the expiration of the applicable statute of limitations and except that the Liabilities of the Company and the Shareholder with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c) and 3.1(u) and the Liabilities of PentaStar with respect to the representations and warranties set forth in Sections 3.2(a) and 3.2(b) shall survive without termination.

     3.4. Representations as to Knowledge. The representations and warranties contained in Article 3 hereof will in each and every case where an exercise of discretion or a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith after reasonable investigation (including, in the case of the Company and the Shareholder, inquiry of the applicable employees of the Company), with due diligence, to the best efforts of such party and be exercised always in a reasonable manner and within reasonable times.

4. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     4.1. General. Each of the parties will use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section
6) and the other agreements contemplated hereby. Without limiting the foregoing, the Shareholder will, and will cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

     4.2. Operation and Preservation of Business. The Company will not, and the Shareholder will not cause or permit the Company to, engage in any practice, take any action or enter into any transaction outside the ordinary course of its business; provided, however, that in no event will any action be taken or fail to be taken by the Company or the Shareholder or any transaction be entered into by the Company or the Shareholder which would result in a breach of any representation, warranty or covenant of the Company or the Shareholder contained herein or in the Agreement dated December 22, 1999 between PentaStar and the Company. The Company will, and the Shareholder will cause the Company to, keep its business and properties, including its current operations, physical facilities, working conditions and relationships with customers, service providers, lessors, licensors and employees, intact.

     4.3. Full Access. The Company will, and the Shareholder will cause the Company to, permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company, UST or VNS.

     4.4. Notice of Developments. The Company and the Shareholder will give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the business, assets, Liabilities, financial condition, operations, results of operations, future prospects, representations, warranties, covenants or disclosure Exhibits of the Company, UST or VNS. No such written notice, however, will be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     4.5. Exclusivity. Neither the Company nor the Shareholder will, and the Shareholder will not cause or permit the Company to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Shareholder will not vote shares of the Company's stock in favor of any such transaction. The Company and the Shareholder will notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     4.6. Announcements; Securities Law Restrictions. Prior to the Closing, neither the Shareholder nor the Company shall disclose to any Person, nor issue any press release or make any public announcement concerning, the existence, terms or subject matter of this Agreement without the prior written approval of PentaStar, except (and only to the extent) previously publicly announced by PentaStar and the Shareholder shall coordinate its initial release with respect to this Agreement with PentaStar. Further, neither the

Shareholder nor the Company shall violate the United States securities laws which restrict the Shareholder and the Company, as Persons with material non-public information concerning PentaStar obtained directly or indirectly from PentaStar, from purchasing or selling securities of PentaStar or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

     4.7. Bulk Sales Laws. In reliance upon its indemnification rights set forth in Section 7, the Acquiror waives compliance by the Company with the bulk transfer law and any other similar law of any applicable jurisdiction in respect to the transactions contemplated by this Agreement.

     4.8 Shareholders' Meeting.

         (a) The Shareholder, acting through its board of directors, shall, in accordance with applicable Legal Requirements and the Shareholder's articles or certificate of incorporation and bylaws, duly call, give notice of, convene and hold a meeting (including any adjournment or postponement thereof, the "Meeting") of its shareholders as soon as practicable following the date of this Agreement, but in any event no later than 20 days after the mailing of the Proxy Statement for the purpose of considering and taking action upon the approval of the sale of the Acquired Assets to the Acquiror pursuant to this Agreement (the "Transaction"). The Shareholder shall cause the Meeting to be held, and such vote shall be taken not, later than May 31, 2000. The board of directors shall recommend such approval by the shareholders and shall take all reasonable, lawful action to solicit such approval by the shareholders of the Shareholder.

         (b) The Shareholder shall (i) as promptly as practicable following the date of this Agreement, prepare and file with the SEC and use its best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable, a proxy statement and a form of proxy in connection with the vote at the Meeting of its shareholders with respect to the Transaction (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the shareholders, is the "Proxy Statement") and (ii) otherwise comply with all Legal Requirements applicable to the Meeting. PentaStar shall be permitted to review drafts of such Proxy Statement. The Shareholder will include in the Proxy Statement the recommendation of its board of directors that shareholders of the Shareholder vote in favor of the approval of the Transaction. The Shareholder shall notify PentaStar promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or for additional information, and will supply PentaStar with copies of all correspondence between the Shareholder and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement. The Proxy Statement shall comply with all applicable Legal Requirements.

         (c) The Shareholder shall cause each of its affiliates to vote at the Meeting all shares of the capital stock of the Shareholder that each owns in favor of the Transaction.

     4.9 Specified Consents. As of the date of this Agreement, the Company have delivered to the Acquiror the third-party consents set forth on Exhibit 4.9(a) which are satisfactory to the Acquiror. As of the date of this Agreement, all other third-party consents delivered to the Acquiror are not satisfactory to the Acquiror. Prior to the date the Required Vote is obtained, the Company and the Shareholder shall obtain and deliver to the Acquiror the material third-party consents set forth on Exhibit 4.9(b), any additional material third-party consents required under agreements entered into by the Company after the date hereof (the

"Specified Consents"). The documents described in Section 6.1(l) shall be for the benefit of the Acquiror on forms previously provided to the Company by the Acquiror, and the other Specified Consents shall be in the name of the Acquiror as assignee, be effective upon the Closing and comply in wording with the concept set forth in clause (a) of the definition of Assumed Liabilities on a form to be provided by the Acquiror.

     4.10 Termination Expenses. The Company shall pay any "early termination fee" required to terminate the Receivables Sales Agreement dated as of October 8, 1998 between the Company and RFC Capital Corporation, and all other fees, expenses, costs and amounts necessary to deliver the Acquired Assets at the Closing as set forth in Section 2.1 and this Agreement.

5. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

     5.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

     5.2. Transition. Neither the Company nor the Shareholder will take any action at any time that is designed or intended to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Company, UST or VNS from establishing or continuing a business relationship with the Acquiror or PentaStar after the Closing.

     5.3. Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving any of the Acquired Assets or the Company's business, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

     5.4. Confidentiality. The Company and the Shareholder will treat and hold as confidential all Confidential Information concerning PentaStar, the Company's business, the business represented by the UST Assets and the VNS Assets or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession.

     5.5. Financial Statements. Upon request of PentaStar, the Company and the Shareholder will, and will use commercially reasonable efforts to cause UST and VNS to, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, including, without limitation, signing (or in the case of UST and VNS using commercially reasonable efforts to cause to be signed) management representation letters reasonably requested by PentaStar's auditors, all at the sole cost and expense of PentaStar, but without additional consideration to the Company, UST, VNS or the Shareholder. The Company and the Shareholder acknowledge that PentaStar may be required by applicable law to include audited financial statements with respect to the business of the Company, UST and VNS in reports filed with governmental agencies and that the inability to audit the financial statements as of the Effective Date promptly after the Closing could have a material adverse effect on PentaStar.

     5.6. Satisfaction of Liabilities. The Company and the Shareholder will pay and perform, as and when due, all Liabilities (other than the Assumed Liabilities) relating to the Company, the business of the Company and the Acquired Assets, including without limitation, all Taxes attributable to the transactions contemplated by this Agreement and all accrued vacation and other accrued employee benefits. Further, the Company and the Shareholder, at their expense, promptly will take or cause to be taken any action necessary to remedy any failure of the Premises or the acquired business to comply at the Closing with any Legal Requirement, upon receipt of notice from PentaStar at any time. The Acquiror will pay and perform, as and when due (except to the extent the validity thereof or the liability therefor is being contested by the Acquiror), the Assumed Liabilities.

     5.7. Repurchase of Unpaid Receivables. The Company and the Shareholder jointly and severally guarantee that Closing Accounts Receivable in at least the aggregate net amount set forth on Exhibit 1.1(e) (the "Aggregate Net Amount") will be paid to the Acquiror not later than 180 days from the Closing Date. Upon demand (the "Payment Demand") by PentaStar at any time after 180 days from the Closing Date, the Company and the Shareholder shall jointly and severally pay to the Acquiror the amount of any shortfall (a "Shortfall Payment") between the Aggregate Net Amount and the aggregate payments received by the Acquiror from account obligors in respect of the Closing Accounts Receivable. Payments received by the Acquiror from such account obligors will be applied to the Closing Accounts Receivable specified by the account obligors in connection with such payment. If the Acquiror receives a Shortfall Payment from the Company or the Shareholder and the Acquiror thereafter receives payment from an account obligor in respect of a Closing Account Receivable (a "Post-Indemnification Payment") in respect of which such Shortfall Payment was made, the Acquiror will promptly deliver the amount of such Post-Indemnification Payment to the Company; provided, however, that the aggregate amount of all Post-Indemnification Payments made by the Acquiror to the Company will not exceed the amount of the Shortfall Payment. Upon delivery of the Shortfall Payment to the Acquiror, the Closing Accounts Receivable identified by PentaStar in the Payment Demand (and PentaStar shall so identify the oldest Closing Accounts Receivable first) shall, without further action of any party, become the property of the Company and the Shareholder, who may pursue collection thereof; provided, however, that the Shareholder and the Company shall notify the account obligor that such collection efforts are not being undertaken on behalf of the Acquiror. From the Closing until 180 days after the Closing Date, PentaStar (through the Acquiror) will apply the Company's standard accounts receivable collection procedures to the Closing Accounts Receivable; provided, however, neither the Acquiror nor PentaStar will not be required to institute suit, utilize third-party collection agencies or other agents or take other extraordinary collection actions with respect to the Closing Accounts Receivable; and, provided further, that any failure of any collection activities of the Acquiror, PentaStar or any such collection agency or other agent will not relieve the Company or the Shareholder from their guarantee of the Closing Accounts Receivable as described in this
Section 5.7. The Acquiror will make available to the Company and the Shareholder, during normal business hours as reasonably requested by the Company, such of the Acquiror's books and records as are necessary to allow the Company and the Shareholder, at their expense, to confirm the amount of the Shortfall Payment demanded by PentaStar and the existence of any Post-Indemnification Payment received by the Acquiror from an account obligor in respect of such account obligor's Closing Account Receivable.

     5.8. Transfer Restrictions. Unless otherwise agreed by PentaStar, except for the transfer of the Rowley Shares to Brian S. Rowley pursuant to Section 2.3(b)(iii), the Company will not sell, assign, exchange, transfer, pledge or otherwise dispose of at any time prior to the date which is 18 months after the Closing any of the PentaStar Shares received by the Company as part of the Purchase Price, whether such shares are Closing Shares or are issued pursuant to
Section 2.3(b)(iii). Thereafter, up to 33.33% of the Total VSIN Shares may be resold at any time, and an additional 33.33% of the Total VSIN Shares may be resold beginning 24 months after the Closing. Any remaining Total VSIN Shares may not be sold until the earlier to occur of (x) sale of all or substantially all of the assets or outstanding shares of PentaStar or (y) 30 months after the Closing. Certificates for the PentaStar Shares issued to the Company pursuant to the Agreement will bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN PURCHASE AGREEMENT DATED AS OF FEBRUARY __, 2000 (THE "AGREEMENT"), BY AND AMONG THE ISSUER, OC MERGERCO 4, INC., VSI NETWORK SOLUTIONS, INC. AND SHAREHOLDER OF VSI NETWORK SOLUTIONS, INC. PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER RELATING TO THIS RESTRICTIVE LEGEND PLACED WITH THE TRANSFER AGENT) WHEN THE APPLICABLE HOLDING PERIOD HAS EXPIRED.

     PentaStar shall issue separate certificates to the Company representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.8.

     The restrictions set forth along in this Section 5.8 shall be in addition to any restrictions on transfer imposed by the Securities Act and applicable state securities laws. The Company also agrees to comply with such restrictions.

     5.9 Certain Provider Matters. Notwithstanding any other provision of this Agreement, if during the period ending on June 30, 2000, any Person who is a service provider to the Acquiror at any time during the period ending June 30, 2000 (who was also a service provider to the Company, UST or VNS prior to the Closing) changes or terminates its relationship with the Acquiror, and such change or termination results in Adverse Consequences to the Acquiror or PentaStar, then the Company and the Shareholder agree to jointly and severally indemnify the Acquiror and PentaStar from such Adverse Consequences. The Shareholder's Agent shall be entitled to participate in PentaStar's strategy sessions and PentaStar's negotiating sessions with such service provider in an effort to minimize or eliminate the Adverse Consequence, subject to PentaStar's ultimate control with respect to such strategy sessions and negotiating sessions.

     5.10 Claims Against UST/VNS/View Tech. If PentaStar or the Acquiror asserts a claim for indemnification against the Company or the Shareholder with respect to a matter concerning UST, VNS or the UST/VNS Assets, then the Company and the Shareholder (through the Shareholder's Representative) shall be entitled, subject to PentaStar's control, to participate in any efforts PentaStar or the Acquiror may undertake to pursue indemnification from UST, VNS or View Tech; provided, however, that nothing in this Section 5.10 shall be deemed to supersede or modify in any way the obligations of the Company and the

Shareholder under Section 7 or to condition their obligations under Section 7 on PentaStar or the Acquiror pursuing indemnification from UST, VNS or View Tech.

6.   Conditions to Closing.

     6.1. Conditions to Obligation of PentaStar. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (a) the Company's and the Shareholder's representations and warranties shall be correct and complete at and as of the Effective Date and the Closing and any written notices delivered to PentaStar pursuant to Section 4.4 and the subject matter thereof shall be satisfactory to PentaStar;

         (b) the Company and the Shareholder shall have performed and complied with all of their covenants hereunder through the Closing;

         (c) the Required Vote shall have been obtained and the Company and the Shareholder shall have delivered the Specified Consents;

         (d) no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Acquiror to own the Acquired Assets and conduct the acquired business, and no such Order shall be in effect;

         (e) there shall have been no adverse change in the Company, the Acquired Assets (excluding the UST/VNS Assets) or the Company's business between the date of execution of this Agreement and the Closing;

         (f) the Company and the Shareholder shall have delivered to PentaStar
(i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) is satisfied in all respects, (ii) a certificate as to the adoption of resolutions by the board of directors and shareholders of the Company, and the board of directors and, to the extent required by applicable Legal Requirement and the Shareholder's articles or certificate of incorporation and bylaws, the shareholders of VSI Enterprises, Inc., authorizing the execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby and (iii) a good standing certificate, dated within 10 days of the Closing, from the Secretary of State of the State of the Company's and VSI Enterprises, Inc.'s jurisdictions of incorporation and each other state in which the Company is qualified or authorized to do business as a foreign corporation.

         (g) the Company and the Shareholder shall have caused the Other Seller Agreements to have been executed and delivered by the parties thereto other than PentaStar and the Acquiror;

         (h) PentaStar shall have received from counsel to the Company and the Shareholder an opinion in form and substance as set forth in Exhibit 6.1(h) addressed to PentaStar and the Acquiror dated as of the Closing;

         (i) [INTENTIONALLY OMITTED.];

         (j) [INTENTIONALLY OMITTED.];

         (k) [INTENTIONALLY OMITTED.];

         (l) [INTENTIONALLY OMITTED.]

         (m) PentaStar shall have received from the Company UCC, lien, judgment and litigation searches with respect to the Company and the Company Acquired Assets and evidence of the termination of all Encumbrances, other than Permitted Encumbrances, against the Company Acquired Assets;

         (n) the Company shall have delivered to PentaStar possession and control of the Company Acquired Assets;

         (o) the Company and the Shareholder shall have executed and delivered to PentaStar appropriate documentation to transfer to the Acquiror, to the extent not transferred to the Acquiror in connection with the UST/VNS Acquisition, record ownership of the trade names "Eastern Telecom," "USTeleCenters," "USTele.com," "USTeleNet" and "Vermont Network Services" (PentaStar acknowledges that the trade names "Eastern Telecom" and "Vermont Network Services" is not registered with any Governmental Authority) and all other registered Intellectual Property and applications therefor, in form appropriate for filing with the U.S. Patent and Trademark Office or other applicable Governmental Authority; and

         (p) the Company and the Shareholder shall have delivered to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar.

Once the Required Vote has been obtained, if the Company fails to deliver any item, or take any action, specified in Sections 6.1(a) through (c), 6.1(f) through (h) or 6.1(l) through (p), then PentaStar and the Acquiror may cause the Closing to occur by delivering to the Company the items, and taking the actions, specified in Sections 6.2(a) through (d), and upon such delivery and the taking of such actions the Closing shall be deemed to have been completed. Such Closing shall not relieve the Company or the Shareholder from any Liability to PentaStar and the Acquiror for the Company's or the Shareholder's breach of any representation, warranty or covenant or for the failure to make any such delivery or take any such action.

     6.2. Conditions to Obligation of the Company and the Shareholder. The obligation of the Company and the Shareholder to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (a) the Required Vote shall have been obtained;

         (b) PentaStar shall have delivered to the Company a certificate to the effect that PentaStar's representations and warranties are correct and complete at and as of the Effective Date and the Closing and that PentaStar has performed and complied with all of its covenants hereunder through the Closing Date;

         (c) the Company shall have received from counsel to PentaStar an opinion in form and substance as set forth in Exhibit 6.2(c), addressed to the Company and dated as of the Closing; and

         (d) PentaStar shall have paid the Purchase Price pursuant to Section
2.3 that is to be paid at the Closing.

The Shareholder's Agent may waive any condition specified in this Section 6.2 at or prior to the Closing.

7.   Remedies for Breaches of This Agreement.

     7.1. Indemnification Provisions for Benefit of PentaStar.

         (a) If the Company or the Shareholder breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company or the Shareholder has breached) any of the representations or warranties of the Company or the Shareholder contained herein and PentaStar gives notice thereof to the Shareholder's Agent within the Survival Period, or if the Company or the Shareholder breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company or the Shareholder has breached) any covenants of the Company or the Shareholder contained herein or any representations, warranties or covenants of the Company or the Shareholder contained in any Other Seller Agreement and PentaStar gives notice thereof to the Shareholder's Agent, or if UST, VNS or View Tech breaches any of their covenants (including, without limitation, covenants regarding indemnification) set forth in the UST/VNS Acquisition Agreement and PentaStar gives notice thereof to the Shareholder's Agent, then the Company and the Shareholder agree to jointly and severally indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.1 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by PentaStar or the Acquiror, such representations and warranties shall not be qualified (other than by the reference to "knowledge" set forth in the last sentence of Section 3.1(o)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Company and the Shareholder also agree to jointly and severally indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company, UST, VNS or the Shareholder not included in the Assumed Liabilities, or (ii) any condition, circumstance or activity existing prior to the Closing which relates to any Legal Requirement or any act or omission of the Company, UST, VNS, or any current or former shareholder of the Company or any predecessor with respect to, or any event or circumstance related to, the Company's, UST's, VNS's, any current or former shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of
(A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any Exhibit hereto or is a matter with respect to which the Company or the Shareholder did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing and (iii) any Liability resulting from any failure of the parties to comply with any applicable bulk sales or transfer Legal Requirement in connection with the transactions contemplated by this Agreement. The Company and the Shareholder acknowledge and agree that the fact that they have made disclosures pursuant to Section 3.1 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar or the Acquiror shall not relieve the Company and the Shareholder of their obligation pursuant to this Section 7 to indemnify and hold PentaStar and the Acquiror harmless from all Adverse Consequences. Matters disclosed on an Exhibit referenced in Section
3.1 are deemed to be part of the corresponding representation for purposes of determining the breach or non-breach of such representation, but such disclosure shall not relieve the Company and the Shareholder from their obligation to indemnify PentaStar and the Acquiror pursuant to the preceding provisions of
Section 7.1(a) from the matter disclosed except to the extent such matter constitutes an Assumed Liability. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

         (b) (i) Amounts needed to satisfy the obligations of the Company and the Shareholder under Section 5.7 during the Escrow Period shall be paid to the Acquiror first out of the Accounts Receivable Escrow Fund, then by the Company and the Shareholder. The Company and the Shareholder shall have joint and several Liability for any additional amounts needed to cover such obligations, which amounts shall be paid directly to the Acquiror. At the end of the Escrow Period, amounts of the Accounts Receivable Escrow Fund which may be needed to cover pending indemnification claims with respect to Section 5.7 made by PentaStar (such amounts to be determined by PentaStar in accordance with Section 5.7) shall be retained in the Accounts Receivable Escrow Fund until such claims are resolved, and any excess of the Accounts Receivable Escrow Fund shall be paid to the Company.

             (ii) Except as provided in Section 7.1(b)(i), amounts needed to cover any indemnification claims resolved in favor of PentaStar or the Acquiror against the Company or the Shareholder during the Escrow Period shall be paid to PentaStar first out of the cash portion of the Purchase Price from the Company and the Shareholder and then out of the Escrow Deposit, along with interest from the date the party seeking indemnification gives notice thereof to the indemnifying party at the rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time if such interest rate amount is not already included in the indemnification claim pursuant to the definition of Adverse Consequences. The Company and the Shareholder shall have joint and several Liability for any amounts of cash needed to cover such claims, which amounts shall be paid directly to PentaStar. At the end of the Escrow Period, amounts of the Escrow Deposit which may be needed to cover pending indemnification claims made by PentaStar (such amounts to be determined by PentaStar based upon the reasonable exercise of its business judgment) shall be retained in the Escrow Account until such claims are resolved, and any excess of the Escrow Deposit shall be paid to the Company. For purposes of indemnification claims, each of the Total VSIN Shares shall be valued at the per share price at which it was issued pursuant to Section 2.3(a) or 2.3(b)(iii), as applicable, and the Closing Shares shall be deemed to be the first shares subject to such claims for purposes of such calculation. Subject to Section 7.1(b)(i), the Escrow Deposit shall also be available to satisfy the obligations of the Company and the Shareholder under Section 5.7.

             (iii) Nothing in this Section 7.1(b) shall be construed to limit PentaStar's or the Acquiror's right to indemnification to amounts on deposit in the Accounts Receivable Escrow Fund or the Escrow Account. PentaStar and the Shareholder's Agent shall jointly give instructions to the Escrow Agent to carry out the intent of this Section 7.1(b). Any disputes concerning the escrowed property shall be settled by arbitration as provided in this Agreement. PentaStar, on the one hand, and the Company and the Shareholder jointly and severally, on the other hand, shall each be responsible for one-half of the fees, charges and expenses payable to the Escrow Agent pursuant to paragraph a. of Article 2 of the Escrow Agreement and, except as otherwise determined pursuant to Section 9.11 of this Agreement, one-half of any amounts payable pursuant to paragraph b. of such Article 2.

             (c) PentaStar and the Acquiror shall not assert a claim for indemnification against the Company or the Shareholder until the aggregate amount of all Adverse Consequences previously suffered by PentaStar or the Acquiror in respect of all matters indemnifiable under Section 7.1(a) exceeds $25,000, at which point PentaStar and the Acquiror shall be entitled to be indemnified in full, including for all matters comprising the initial $25,000 of Adverse Consequences not previously asserted. The aggregate indemnification obligation of the Company and the Shareholder pursuant to Section 7.1(a) shall be limited to the Purchase Price.

     7.2. Indemnification Provisions for Benefit of the Company and the Shareholder.

         (a) If PentaStar breaches (or if any Person other than the Company or the Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Shareholder's Agent gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar breaches (or if any Person other than the Company or the Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its covenants contained herein or any of its representations, warranties or covenants contained in any Other PentaStar Agreement and the Shareholder's Agent gives notice thereof to PentaStar, then PentaStar agrees to indemnify and hold harmless the Company and the Shareholder from and against any Adverse Consequences the Company and the Shareholder may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.2 and in determining the amount of Adverse Consequences suffered by the Company and the Shareholder for purposes of this Section 7.2, such representations and warranties shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. Matters disclosed on an Exhibit referenced in Section 3.2 are deemed to be part of the corresponding representation for purposes of determining the breach or non-breach of such representation. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

         (b) The Company and the Shareholder shall not assert a claim for indemnification against PentaStar until the aggregate amount of all Adverse Consequences previously suffered by the Company and the Shareholder in respect of all matters indemnifiable under Section 7.2(a) exceeds $25,000 (exclusive of amounts which are part of the Purchase Price), at which point the Company and the Shareholder shall be entitled to be indemnified in full, including for all matters comprising the initial $25,000 of Adverse Consequences not previously asserted. The aggregate indemnification obligation of PentaStar pursuant to
Section 7.1(a) shall be limited to the Purchase Price.

     7.3. Matters Involving Third Parties.

         (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party will notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b) Any Indemnifying Party will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder (subject to the limitations set forth in Section 7.1(c) and 7.2(b)), (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it will be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d) In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

     7.4. Right of Offset. PentaStar and the Acquiror will have the right to offset any Adverse Consequences either of them may suffer against any amounts payable (including amounts payable in the form of PentaStar Common Stock) pursuant to this Agreement or any Other Seller Agreement to the Company, the Shareholder or any relative or affiliate of the Company or the Shareholder at or after the Closing.

     7.5. Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

8.   Termination.

     8.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

         (a) PentaStar and the Shareholder's Agent may terminate this Agreement by mutual written consent at any time prior to the Closing; or

         (b) PentaStar may terminate this Agreement by giving written notice to the Shareholder's Agent at any time prior to the Closing (i) in the event the Company or the Shareholder has breached any representation (given as of the date of this Agreement), warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Shareholder's Agent of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before May 31, 2000 because of the failure of any condition precedent to PentaStar's obligations to consummate the Closing (unless the failure results primarily from PentaStar breaching any representation, warranty or covenant contained in this Agreement in any material way).

     8.2. Effect of Termination. The termination of this Agreement by a party pursuant to Section 8.1 will in no way limit any obligation or liability of any other party based on or arising from a breach or default by such other party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party will be entitled to seek all relief to which it is entitled under applicable law.

     8.3. Confidentiality. If this Agreement is terminated, each party will treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby.

9.   Miscellaneous.

     9.1. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     9.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     9.3. Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither the Company nor the Shareholder may assign this Agreement or any of its, his or her rights, interests or obligations hereunder without the prior written approval of PentaStar. PentaStar and the Acquiror may assign their respective rights and obligations hereunder as permitted by law, including, without limitation, to any debt or equity financing source.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures will be treated as original signatures for all purposes.

     9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     9.6. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

    If to the Company or the
    Shareholder:                          Copy to:

    Addressed to the                      Jackson Walker L.L.P.
    Shareholder's Agent at:               901 Main Street, Suite 6000
    5430 LBJ Freeway, Suite 1135          Dallas, Texas  75202
    Dallas, Texas  75240                  Attn:  Bradley L. Whitlock
    Telecopy:  (214) 369-9509             Telecopy: (214) 953-5822

    If to PentaStar:                      Copy to:

    PentaStar Communications, Inc.        Sherman & Howard L.L.C.
    1522 Blake Street                     633 Seventeenth Street, Suite 3000
    Denver, Colorado  80202               Denver, Colorado  80202
    Attn: Chief Executive Officer         Attn:  B. Scott Pullara
    Telecopy:  (303) 825-4402             Telecopy:  (303) 298-0940

Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     9.7. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     9.8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Shareholder's Agent. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

     9.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     9.10. Expenses. Except as otherwise provided in Section 8.2, (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the Shareholder will bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company or by the Shareholder either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby.

     9.11. Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration or is unsatisfactory to a party in its good faith judgment, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Shareholder's Agent or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential, except as may otherwise be required by applicable Legal Requirement. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement will be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis the arbitrator deems appropriate.

     9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" will mean including without limitation. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     9.13. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     9.14. Shareholder's Agent. The Company and the Shareholder hereby authorize and appoint the Shareholder's Agent as its exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement or any Other Seller Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and (b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which the Company or the Shareholder may assert, or have the right to assert, against PentaStar or the Acquiror, or (ii) any claims which PentaStar or the Acquiror may assert, or have the right to assert, against the Company or the Shareholder. The Shareholder's Agent hereby accepts such authorization and appointment. Upon the receipt of written evidence satisfactory to PentaStar to the effect that the Shareholder's Agent has been substituted as agent of the Company and the Shareholder by reason of his death, disability or resignation, PentaStar shall be entitled to rely on such substituted agent to the same extent as they were theretofore entitled to rely upon the Shareholder's Agent with respect to the matters covered by this Section 9.14. Neither the Company nor the Shareholder shall act with respect to any of the matters which are the subject of this Agreement or any Other Seller Agreement except through the Shareholder's Agent. The Company and the Shareholder acknowledge and agree that PentaStar and the Acquiror may deal exclusively with the Shareholder's Agent in respect of such matters, that the enforceability of this Section 9.14 is material to PentaStar and the Acquiror, and that PentaStar and the Acquiror have relied upon the enforceability of this Section 9.14 in entering into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             PENTASTAR:

                             PENTASTAR COMMUNICATIONS, INC.


                             By:/s/ Robert Lazzeri
                                --------------------------------
                             Name:  Robert S. Lazzeri
                             Title: CEO

                             ACQUIROR:

                             OC MERGERCO 4, INC.


                             By:/s/ Robert Lazzeri
                                ---------------------------------
                             Name:  Robert S. Lazzeri
                             Title: CEO

                             COMPANY:

                             VSI NETWORK SOLUTIONS, INC.


                             By:/s/ Richard E. Harrison
                                ----------------------------------
                             Name:  Richard E. Harrison
                             Title: CEO

                             SHAREHOLDER:

                             VSI ENTERPRISES, INC.


                             By:/s/ Richard E. Harrison
                                ----------------------------------
                             Name:  Richard E. Harrison
                             Title:     CEO

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                                                  EXHIBIT 1.1(a)


                                  DEFINED TERMS

     Accounts Receivable Escrow Fund has the meaning given it in Section 2.3(a).

     Acquiror has the meaning given it in the preamble to this Agreement.

     Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company, including, without limitation, the Company Acquired Assets; provided, however, that for all purposes of this Agreement the UST/VNS Assets shall be deemed to be Acquired Assets.

     Adverse Consequences means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time accrued from the date the party seeking indemnification for an Adverse Consequence gives notice thereof to the indemnifying party.

     Affiliated Group means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

     Assignment Agreement (UST/VNS Acquisition Agreement) means the Assignment Agreement among the Company, the Acquiror, PentaStar, UST, VNS and View Tech in the form of Exhibit 1.1(b).

     Assignment and Assumption Agreement means the Assignment and Assumption Agreement between the Company and the Acquiror in the form of Exhibit 1.1(c) pursuant to which the Acquiror will assume the Assumed Liabilities.

     Assumed Liabilities means (a) the obligations of the Company arising after the Closing Date under those contracts which are identified by PentaStar on
Exhibit 1.1(d)(i) with respect to the period after the Closing Date provided, however, that such assumed obligations shall not include any Liability of the type described in clause (ii) of the third sentence of Section 7.1(a) which results from, arises out of or relates to the period on or before January 1, 2000, (b) the Liabilities expressly set forth on Exhibit 1.1(d)(ii) in the amounts expressly set forth on Exhibit 1.1(d)(ii), and (c) additions to the Liabilities set forth on Exhibit 1.1(d)(ii) which have been incurred by the Company in the ordinary course of business, consistent with past practice, between January 1, 2000 and the Closing and not in breach of any representation, warranty or covenant contained in this Agreement; provided, however, that Assumed Liabilities will not include any Liabilities for Taxes, bonuses or profit sharing, any Liabilities past their due dates or any Liabilities for commissions associated with receivables that have been collected prior to January 1, 2000, except for such Liabilities, in such amounts, as are expressly set forth on Exhibit 1.1(d)(ii) pursuant to (b) above; and, provided further, that Assumed Liabilities will not include any interest bearing debt, other than the debt to




                               Exhibit 1.1(a)--1-

RFC Capital Corporation in the amount expressly set forth on Exhibit 1.1(d)(ii) pursuant to (b) above. Assumed Liabilities will not include any other Liability.

     Business Day means any day on which commercial banks are open for business in Denver, Colorado.

     Closing Accounts Receivable means the accounts (including late fees and interest charges thereon) and notes receivable of the Company in the aggregate net amount set forth on Exhibit 1.1(e).

     Closing and Closing Date have the meanings given in Section 2.5.

     Code means the Internal Revenue Code of 1986, as amended.

     Company has the meaning given it in Recital A, except that for purposes of
Section 3.1 the term the "Company" shall mean the Company and all of its Subsidiaries.

     Company Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company, including, without limitation, cash and cash equivalents, and rights to receive cash from RFC Capital Corporation, but excluding the Company's charter documents, bylaws, minute books, stock books and other corporate records having exclusively to do with the corporate organization and capitalization of the Company. To the extent any current or former shareholder of the Company, or relative or affiliate thereof, owns any tangible or intangible assets used in the business of the Company, the Company shall arrange to have such assets transferred to the Company, at no cost, immediately prior to the Closing and such assets shall be included in the Company Acquired Assets.

     Company Shares has the meaning given it in Section 3.1(b)(i).

     Confidential Information means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

     Earn-Out Amount means the remainder of (i) four times Earn-Out Period EBITA minus (ii) $4,381,000; provided, however, that in no event will the Earn-Out Amount exceed $7,807,000.

     Earn-Out Period means the calendar year 2000.

     Earn-Out Period EBITA means the EBITA of the Acquiror from the ETI Region for the Earn-Out Period including, for this purpose, the EBITA of the Company, UST and VNS from the ETI Region from January 1, 2000 until the acquisition of their respective assets and business by the Acquiror.

     EBITA means earnings before interest, taxes and amortization, determined in accordance with GAAP, but in a manner consistent with the accounting measurements used by Arthur Andersen L.L.P. to perform the audit of the income statement of PentaStar for the calendar year ending December 31, 2000 (the




                               Exhibit 1.1(a)--2-

"PentaStar Method"); provided, however, that revenues and expenses recognized by the Company, UST or VNS for the calendar year ended December 31, 1999 that are or would be recognized during the Earn-Out Period utilizing the PentaStar Method will be included in Earn-Out Period EBITA; and provided further, that payments made or expenses incurred or accrued by UST, VNS or the Acquiror to or in respect of Franklin A. Reece during the period from January 1 through December 31, 2000 shall be included as expenses in determining Earn-Out Period EBITA.

     Effective Date has the meaning given it in Section 2.5.

     Employee Benefit Plan means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan.

     Employee Pension Benefit Plan has the meaning set forth in ERISA Section 3(2).

     Employee Welfare Benefit Plan has the meaning set forth in ERISA Section 3(1).

     Employment Agreement means the Employment and Noncompetition Agreement between the Acquiror and Brian S. Rowley in the form of Exhibit 1.1(f).

     Encumbrance means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

     Environmental Obligations means all present and future Legal Requirements and Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), as amended.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

     Escrow Account means the account established pursuant to the Escrow Agreement.

     Escrow Agreement means the Escrow Agreement among PentaStar, the Acquiror, the Company, the Shareholder's Agent and Escrow Agent in the form of Exhibit 1.1(g).

     Escrow Agent means Norwest Bank Colorado, N.A.

     Escrow Deposit means the Closing Shares (other than the View Tech Shares) and any shares of PentaStar Common Stock issued in the name of the Company pursuant to Section 2.3(b)(iii), and if any stock, cash or other assets of PentaStar or any other Person are issued or delivered in respect of the property in the Escrow Deposit, such stock, cash or other assets shall be immediately delivered to the Escrow Agent and be part of the Escrow Deposit.




                               Exhibit 1.1(a)--3-

     Escrow Period means (a) with respect to the Accounts Receivable Escrow Fund, the period commencing on the Closing and ending on the date which is the earlier of (i) the date on which the Acquiror has received payment of Closing Accounts Receivable in the Aggregate Net Amount (as defined in Section 5.7) or
(ii) 180 days after the Closing Date, and (b) with respect to the Escrow Deposit, the period commencing on the date of the Closing and ending on the date which is 18 months after the date of the Closing.

     ETI Region means the State of Vermont, the Borough of Manhattan, New York and the metropolitan areas of each of Albany, New York, Boston, Massachusetts and Providence, Rhode Island.

     Fair Market Value of the PentaStar Common Stock means, as of any date, the average of the closing prices of the PentaStar Common Stock for the 5 trading days ending two trading days prior to such date, as quoted by Nasdaq. If closing prices are not quoted for the PentaStar Common Stock, the closing price for each such day shall be deemed to be the average of the last bid and last asked prices for the PentaStar Common Stock for that day, as quoted by Nasdaq. If the PentaStar Common Stock is not quoted on Nasdaq, the closing price for each such day shall be deemed to be the average of the high and low sales prices for the PentaStar Common Stock on that day (or if no sales prices are reported, the average of the high and low asked prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers. If the Fair Market Value of the PentaStar Common Stock cannot be determined pursuant to the preceding sentence, Fair Market Value shall be determined by the board of directors of PentaStar by any reasonable method chosen by it.

     GAAP means generally accepted accounting principles as in effect from time to time in the United States.

     Governmental Authority means the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

     Hazardous Materials means any material, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

     Intellectual Property means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, business, customer and technical information, and computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.





                               Exhibit 1.1(a)--4-

     Key Employee means (a) each employee of the Company other than clerical employees and (b), if any salesperson is an independent contractor rather than an employee, each such salesperson. Key Employees include, without limitation, executives and salespersons.

     Latest Balance Sheet has the meaning given it in Section 3.1(d).

     Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

     Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     Meeting has the meaning given it in Section 4.8.

     Noncompetition Agreement means the Noncompetition Agreement in the form of
Exhibit 1.1(h) among PentaStar, the Acquiror, the Company, the Shareholder and Richard E. Harrison.

     Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

     Other PentaStar Agreements means the Assignment Agreement (UST/VNS Acquisition Agreement), the Assignment and Assumption Agreement, the Employment Agreement, the Escrow Agreement, the Noncompetition Agreement, the Rowley Payment Agreement, the Voting Agreement and the other documents and instruments to be executed and delivered by PentaStar or the Acquiror pursuant to this Agreement.

     Other Seller Agreements means the Assignment Agreement (UST/VNS Acquisition Agreement), the Assignment and Assumption Agreement, the Employment Agreement, the Escrow Agreement, the Noncompetition Agreement, the Reece Agreements, the Rowley Payment Agreement, the View Tech Lock- Up Agreement, the Voting Agreement and other documents and instruments to be executed and delivered by the Company, the Shareholder or any relative or affiliate of the Company or of the Shareholder pursuant to this Agreement.

     PentaStar Common Stock means the common stock, par value $.0001 per share, of PentaStar.

     PentaStar Shares has the meaning set forth in Section 3.1(u).

     Permits means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.



                               Exhibit 1.1(a)--5-

     Permitted Encumbrances means the liens and security interests of RFC Capital Corporation in the Company assets existing under the Receivables Sale Agreement dated October 8, 1998 between the Company and RFC Capital Corporation and evidenced by the UCC-1 financing statements set forth on Exhibit 1.1(i).

     Person means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

     Premises means the real property, buildings and improvements thereon constituting the business premises of (a) the Company located at 300 Metro Center Boulevard Warwick, RI 02886; 19 West 44th Street, Suite 415 New York, NY 10036; 270 Bridge Street, Suite 304, Dedham, MA 02026; 460 Totten Pond Road, Waltham, MA; 230 Washington Extension, Albany, NY 12203; and 8 Fairfield Boulevard, Wallingford, CT, (b) UST located at 250 West 50th Street, Manhattan, NY; 745 Atlantic Avenue, Boston, MA; 745 Atlantic Avenue, 4th Floor, Boston, MA; 711 Atlantic Avenue, Boston, MA; 60 K Street South Boston, MA; 803 Summer Street, South Boston, MA; 233 Stevens Street, Hyannis, MA; and One Richmond Square, Providence, RI, and (c) VNS located at 13 Kilburn Street, Burlington, VT; One Scaled Avenue, Rutland, VT; Hotel Coolidge, White River, VT; 142 Boynton Avenue, Plattsburgh, NY; and 425 Union Street, West Springfield, MA.

     Proxy Statement has the meaning given it in Section 4.8.

     Purchase Price has the meaning given it in Section 2.3(a).

     Reece Agreements means the following, each dated as of approximately the date hereof: (a) Noncompetition Agreement among PentaStar, the Acquiror and Franklin A. Reece; and (b) Consulting Agreement between the Company and Franklin
A. Reece.

     Required Vote meaning the affirmative vote of such of the shareholders of the Shareholder as is required by applicable Legal Requirement and the Shareholder's articles or certificate of incorporation and bylaws to approve the Transaction.

     Right means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

     Rowley Payment Agreement means the Rowley Payment Agreement among the Acquiror, PentaStar, Brian S. Rowley, the Company and the Shareholder in the form of Exhibit 1.1(j).

     Rowley Shares has the meaning given it in Section 2.3(b)(iii).

     SEC means the Securities and Exchange Commission.

     Securities Act means the Securities Act of 1933, as amended.



                               Exhibit 1.1(a)--6-

     Shareholder has the meaning given it in the preamble to this Agreement.

     Shareholder's Agent means Richard Harrison (or the substituted agent described in Section 9.14) acting as agent for the Company and the Shareholder pursuant to Section 9.14.

     Shares means all of the issued and outstanding capital stock of the Company.

     Specified Consents has the meaning given it in Section 4.9.

     Subsidiary means, with respect to a Person, any Person controlled (meaning possession of the direct or indirect power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise) by such first Person directly or through one or more intermediaries.

     Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.4.

     Tax means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     Total VSIN Shares means the Closing Shares and the shares (other than the Rowley Shares) of PentaStar Common Stock, if any, issued to the Company pursuant to Section 2.3(b)(iii).

     Transaction has the meaning given it in Section 4.8.

     UST means USTeleCenters, Inc., a Delaware corporation.

     UST/VSN Assets means the "Assets" as defined in the UST/VNS Acquisition Agreement, including, without limitation, cash and cash equivalents of UST and VNS.

     UST/VNS Acquisition means the acquisition of assets of UST and VNS by the Acquiror contemplated by the UST/VNS Acquisition Agreement.




                               Exhibit 1.1(a)--7-

     UST/VNS Acquisition Agreement means the Asset Purchase Agreement dated as of December 31, 1999 among the Acquiror, UST, VNS and View Tech pursuant to which the Acquiror will acquire the UST/VNS Assets, and the bill of sale, the assignment and assumption agreement and the other agreements, instruments and closing documents to be delivered by UST, VNS or View Tech in connection with the closing thereunder.

     VNS means Vermont Network Services Corporation, a Delaware corporation.

     View Tech means View Tech, Inc., a Delaware corporation and the owner, directly or indirectly, of all of the outstanding capital stock of each of UST and VNS.

     View Tech Lock-Up Agreement means the View Tech Lock-Up Agreement dated February 18, 2000 between PentaStar and View Tech.

     Voting Agreement means the Voting Agreement dated the date of this Agreement among PentaStar, Edward S. Redstone and Larry M. Carr.




                             Exhibit 3.1(h)(i)--8-